Master Electronic Equipment Lease

Lessor: Data Sales Company

Name of Lessee: KeyOn Communications LLC
Master Lease No. 3-9993

Street Address: 4067 Industrial Road
Date: 08/18/05
City, State & Zip Code: Las Vegas, NV 89103

1.  LEASE:
Lessor ("Lessor"), by its acceptance hereof at its home office, agrees to lease to Lessee and Lessee agrees to lease from Lessor, in accordance with the terms and conditions hereinafter set forth, the items of equipment and other property (the "Equipment") described in each equipment schedule ("Equipment Schedule") in the form of Exhibit "A" attached hereto, executed from time to time pursuant to this Master Electronic Equipment Lease ("Master Lease"). Each Equipment Schedule shall incorporate the terms of this Master Lease and shall constitute a separate and enforceable lease of the Equipment described in such Equipment Schedule. Any reference to the "Lease" shall mean each such Equipment Schedule (including all amendments, addenda or riders thereto) to the extent it incorporates this Master Lease. In the event of any conflict between the terms of an Equipment Schedule and the terms of this Master Lease, the terms of the Equipment Schedule shall prevail.

2.  DEFINITIONS:
A. The "Installation Date" means the date determined in accordance with the Equipment Schedule.

B. The "Commencement Date" means the first day of the month following the Installation Date, unless the Installation Date occurs on the first day of a month, in which case the Commencement Date shall be the Installation Date.

3.  TERM OF LEASE:
The term of the Lease as to Equipment designated on the Equipment Schedule shall begin on the Installation Date in accordance with the Equipment Schedule, and shall continue for an initial period ending that number of months from the Commencement Date as is specified on the Equipment Schedule (the "Initial Term"). THE LEASE IS NON-CANCELABLE FOR THE INITIAL TERM and Lessee has no right of prepayment unless such right is specifically granted to Lessee in the Equipment Schedule. Lessee shall execute and deliver to Lessor a certificate of delivery and acceptance ("Acceptance") on the date the Equipment has been installed and accepted by Lessee, and Lessor shall have no obligation to advance funds for the Equipment's purchase unless and until Lessor receives such Acceptance.

The Lease shall remain in force until terminated by Lessee or Lessor upon no less than two (2) months prior written notice to the other party; provided, however, that any such termination shall be effective only on the last day of the Initial Term, or the last day of any successive extension rental period.

A.   OPTION TO RENEW. Provided that no Event of Default has then occurred, Lessee shall have the option to renew the Lease, at the expiration of the original term, with respect to all but not less than all of the Equipment leased under this Equipment Schedule on the terms and conditions of the Lease, for a negotiated renewal term at a periodic rent equal to the Fair Market Rental Value of such Equipment determined at the time of renewal. Such election shall be effective with respect to all Equipment leased under this Equipment Schedule. If Lessee desires to exercise this option it shall give Lessor written notice of its intention to exercise this option to renew at least ninety (90) days before expiration of the original term with respect to this Equipment Schedule. Thereafter, Lessee shall engage in negotiations with Lessor to determine the periodic rent to be paid during the renewal term. Not less then sixty (60) days before expiration of the original term with respect to this Equipment Schedule, Lessee shall give Lessor written notice of its election to renew on the terms mutually agreed upon during negotiations.

For purposes of this Section, “Fair Market Rental Value” shall be deemed to be an amount equal to the rental, as installed and in use, obtainable in an arms’ length transaction between a willing and informed lessor and a willing and informed lessee under no compulsion to lease (and assuming that, as of the date of determination, the Equipment is in at least the condition required by section 9 of the Master Lease Agreement). If (prior to sixty (60) days before expiration of the term of the Lease) the parties are unable to agree on the Fair Market Rental Value of the Equipment, then (at least forty-five (45) days before expiration of the term of the Lease) Lessor and Lessee shall obtain appraisal values from three independent appraisers (one to be selected by Lessor at its expense, one by Lessee at its expense, and the other by the two selected by Lessor and Lessee (the expense of such third appraiser to be shared equally by Lessor and Lessee); each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Rental Value as determined by such appraisers shall be binding on the parties hereto.

B.   OPTION TO PURCHASE. Provided that no Event of Default has occurred, Lessee shall have the option to purchase, upon the expiration of the original term, or any subsequent renewal term, if applicable, all but not less than all the Equipment leased under this Equipment Schedule upon the following terms and conditions: If Lessee desires to exercise this option it shall give Lessor written notice of its intention to exercise this option to purchase at least ninety (90) days before expiration of the original term with respect to this Equipment Schedule. Thereafter, Lessee shall engage in negotiations with Lessor to determine the purchase price for the Equipment. Not less then sixty (60) days before expiration of the original term with respect to this Equipment Schedule, Lessee shall give Lessor written notice of its election to purchase on the terms mutually agreed upon during negotiations. Such election shall be effective with respect to all Equipment leased under this Equipment Schedule. Thereupon, at the expiration of the original term with respect to this Equipment Schedule, Lessee shall pay to Lessor in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to its then Fair Market Value, together with all taxes and charges upon sale.

For purposes of this Section, “Fair Market Value” shall be deemed to be an amount equal to the sale price of the Equipment, as installed and in use, obtainable in an arms’ length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 9 of the Master Lease Agreement.) If the parties are unable to agree on the Fair Market Value of the Equipment, then the appraisal procedure set forth in Section A hereof shall be followed. Notwithstanding any election of Lessee to purchase, the provisions of the Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor’s acts, all of Lessor’s right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

4.   RENTAL PAYMENTS:
The monthly rental payments for each item of Equipment (the "Monthly Rental Payments") shall be set forth in the applicable Equipment Schedule, shall begin to accrue on the Installation Date of the Equipment and shall be due and payable by Lessee in advance on the first day of each month. Any upfront deposit made by the Lessee to Lessor as a security deposit for the last month of the any Lease shall be applied to the last month’s Monthly Rental Payment for the purpose of any amounts due and payable by the Lessee to Lessor under the related Lease and any other calculations set forth in this Master Lease. If the Installation Date does not fall on the first day of the month, the rental for that period of time from the Installation Date until the first day of the succeeding month shall be a pro rata portion of the Monthly Rental Payment, calculated on a 30-day basis, due and payable on the Installation Date. Lessee shall pay a late charge on all Monthly Rental Payments unpaid for more than ten (10) days after the due date thereof equal to one and one-half percent (1-1/2%), or the highest rate permissible by law, whichever is less.

5.   PAYMENT OF TAXES:
Lessee shall also pay all taxes, however designated, which are levied or based on the Lease, the Equipment or its purchase, use, lease, operation, control or value, including, without limitation, personal property taxes, state and local privilege or excise taxes based on gross revenue, and any penalties or interest in connection therewith, or taxes or amounts in lieu thereof paid or payable by Lessor or Lessee in respect of the foregoing, but excluding taxes based on Lessor's net income. Charges for taxes, penalties and interest, if any, shall be promptly paid by Lessee. In the event Lessee defaults in the payment of any such tax, Lessor may pay such tax and shall be promptly reimbursed by Lessee, with interest (plus attorneys' fees and costs if any) as additional rent.

6.   ARTICLE 2A LEASE; DISCLAIMER OF WARRANTIES.
This Lease is a true lease which is a "finance lease", as that term is defined under Uniform Commercial Code ("UCC") Article 2A-103. Lessor has not selected, manufactured or supplied the Equipment. Lessee has selected the Equipment from the manufacturer, supplier or distributor of the Equipment (the "Vendor"). Lessor acquired the Equipment or the right to possession and use of the Equipment only in connection with this Lease. Either Lessee has assigned to Lessor its acquisition agreement for the Equipment on or before signing this Lease or Lessee's approval of the contract evidencing Lessor's purchase of the Equipment is a condition to the effectiveness of this Lease (and Lessee's execution of this Lease evidences its approval of said contract). Lessor here informs Lessee that Lessee may have rights under the contract evidencing Lessor's purchase of the Equipment and advises Lessee to contact the Vendor for a description of any such rights. If Lessee has entered into any acquisition agreement with Vendor, Lessee shall perform all of the obligations set forth therein as if this Lease did not exist.

LESSOR HAS NOT MADE AND MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATION OR EXPRESS OR IMPLIED WARRANTY WHATSOEVER HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PURPOSE, OR OTHERWISE, REGARDING THE EQUIPMENT OR ANY PART OR THE DESIGN, QUALITY, OPERATION OR CONDITION THEREOF OR WITH RESPECT TO PATENT INFRINGEMENT OR THE LIKE. Subject to the provisions of Section 14 hereof, Lessor hereby grants, transfers and assigns to Lessee during the term of this Lease all of its right, title and interest in any express or implied warranties, indemnities or service agreements of the Vendor which are assignable by Lessor. Lessor shall permit Lessee, as Lessee's sole remedy, to enforce any such representation, warranty, indemnity or service agreement against the Vendor in the name of Lessor, and not against Lessor or Assignee (as hereinafter defined).

Lessee acknowledges that it is not relying on Lessor's skill or judgment to select or furnish goods suitable for any particular purpose and that there are no warranties which are not contained in this Lease. LESSOR SHALL NOT BE LIABLE FOR DAMAGES, INCLUDING SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, arising out of or in connection with the performance of the Equipment or the use thereof by Lessee and shall not be liable for any special, incidental or consequential damages, arising out of or in connection with Lessor's failure to perform its obligations hereunder. Upon written request from the Lessee, Lessor shall take all reasonable action requested by Lessee to enforce any manufacturer's warranty express or implied, relating to the condition or performance of the Equipment which is enforceable by Lessor in its own name, provided, however, that Lessor shall not be obligated to resort to litigation to enforce any such warranty unless Lessee shall pay all expenses incurred in connection therewith. Similarly, if any such warranty shall be enforceable by Lessee in its own name, Lessee shall take reasonable action requested by Lessor to enforce any such warranty. Lessee shall indemnify and hold Lessor and its assigns harmless from any liability, claim, loss, damage or expense (including reasonable attorneys' fees) of any kind or nature caused, directly or indirectly by (1) inadequacy of any Equipment for any purpose, (2) any deficiency or defect in any Equipment, (3) the use or performance of any Equipment, (4) any interruption or loss of service, use or performance of any Equipment, (5) any patent, copyright, or other infringement, or (6) any loss of business or other consequential damage whether or not resulting directly from any or all of the above. Lessee acknowledges that it has made the selection of the Equipment based on its own judgment, and expressly disclaims any reliance upon statements made by Lessor. Lessee acknowledges that Lessor has made no statements or representations upon which Lessee is relying in leasing the Equipment, and that this Lease contains all agreements and understandings between the parties.

If the applicable Equipment Schedule provides that Lessor is warranting "Equipment Maintenance Contract Eligibility" on the Installation Date: (i) Lessor warrants that, as of the Installation Date, the Equipment on such Equipment Schedule is eligible for a manufacturer's maintenance contract, and (ii) in the event this warranty is untrue, Lessor shall make and render such Equipment eligible for a manufacturer's maintenance contract, within 30 days (unless otherwise specified in the Equipment Schedule) of written notice from Lessee of its ineligibility, and should Lessor fail to make such Equipment eligible within said period, Lessor shall be liable to remove any such Equipment that is not made eligible within said 30-day period (unless otherwise specified in the Equipment Schedule), at its own expense, and shall be liable for Lessee's out-of-pocket expenses incurred for installation of the Equipment, but for no other expense or damages.

7.   RISK OF LOSS:
A.  Lessor shall not be responsible for, nor shall the Monthly Rental Payments or other sums due hereunder abate for any reason, including, but not limited to, any interruption in or loss of the service or use of the Equipment or any part thereof, or any loss or damage caused thereby, or by error in programming or instruction to the Equipment, latent defect, wear and tear, or gradual deterioration of the Equipment or any part thereof.

B.  Lessee assumes and shall bear the entire risk of partial or complete loss, theft, damage, destruction or other interruption or termination of use of the Equipment from any cause whatsoever, from the date of delivery of the Equipment to Lessee until the Equipment is returned to and received by Lessor.

During the term of the Lease, and until the Equipment is redelivered to Lessor, Lessee shall be liable for the prompt repair of the Equipment at its sole expense. If the Equipment or any portion thereof is lost, stolen, destroyed or damaged beyond repair, Lessee, at its option, will (i) continue to make the Monthly Rental Payments, and, at Lessee's sole expense, replace the Equipment with equipment of identical manufacture and equal or greater capacity, utility and residual value to that of the Equipment replaced (in which case Lessee will transfer title to the replacement Equipment to the Lessor free of all liens, claims and encumbrances), or (ii) pay Lessor on the next Monthly Rental Payment date following the loss, theft, damage or destruction of the Equipment an amount equal to the replacement value or the minimum casualty value, whichever is greater, attached to the applicable Equipment Schedule for such Equipment in effect on the date of the loss, theft, damage or destruction thereof and all rent accrued on such Equipment up to the date of payment and all other reasonable amounts then due in connection with such Equipment as set forth in a schedule to be provided by Lessor to Lessee at the time of such payment. Notwithstanding the foregoing, any proceeds of insurance paid to the Lessor as an insured and/or loss payee under Lessee’s insurance policies as a result of the Equipment or any portion thereof being lost, stolen, destroyed or damaged beyond repair shall be applied towards the replacement costs and Monthly Rental Payments otherwise due from Lessee to Lessor under items (i) and (ii) in this subparagraph.  Upon such payment, the Equipment Schedule, or portion thereof, as applicable, will terminate with respect to the Equipment so paid for, and Lessor will transfer full ownership and title to such Equipment to Lessee, free of liens, claims and encumbrances created by Lessor.

8.   INSURANCE AND INDEMNITY:
Lessee shall at all times during the term of this Lease, at its own expense, maintain: (A) all-risk property damage insurance covering the Equipment in an amount not less than the greater of (i) the replacement value of the Equipment, or (ii) the minimum casualty value of such Equipment as set forth in the Equipment Schedule, and (B) public liability coverage in such amounts, and with such companies as are in general usage by companies owning or operating similar property and engaged in a business similar to Lessee's. The insurance required by this Section 8 may be obtained by Lessee by endorsement on any blanket insurance policies maintained by Lessee or its parent. All insurance so maintained shall provide for a thirty-day prior written notice to Lessor and Assignee of any cancellation or reduction of coverages and an option in favor of Lessor or Assignee to prevent cancellation by payment of premiums, which shall promptly be repaid by Lessee, and further shall provide that all insurance proceeds shall be payable to the Lessee, Lessor and any Assignee as their respective interests may appear. Lessor and any such Assignee shall be named as a loss payee and additional insured on the insurance so maintained. Lessee shall furnish to Lessor copies of such insurance policies and satisfactory insurance certificates on or before the Installation Date. Lessee's above obligation shall commence on the date of delivery of the Equipment and shall continue until the Initial Term (or any extension or renewal thereof) of each Equipment Schedule expires and the Equipment is returned to Lessor, regardless of whether the Equipment was replaced . By this Section 8, Lessor does not modify or limit any provision of this Lease relating to disclaimer of warranties and liability, or indemnity.

Lessee assumes all risk and liabilities, whether or not covered by insurance, and shall indemnify and hold Lessor and its assigns (including any Assignee) harmless of and from any liability, claim, loss, damage or expense (including reasonable attorneys' fees) for injuries or deaths of persons and for damage to property, howsoever arising from or incident to the use, operation or storage of the Equipment, whether such injury or death to person be of agents or employees of Lessee or be of third persons and whether such damage to property be of Lessee, or to property of others.

9.   MAINTENANCE, REPAIRS AND INSTALLATION:
Unless otherwise agreed to by Lessor in writing, Lessee shall, at its expense, obtain and keep in full effect, throughout the term of this Lease, a contract from the manufacturer of the Equipment (or another reputable maintenance organization approved by Lessor) providing for prime shift maintenance service (as that term is defined by the manufacturer) and will otherwise maintain the Equipment in good working order and appearance and make all necessary adjustments and repairs thereto. Lessee will at all times cooperate with Lessor in allowing the manufacturer or Lessor to control and install all engineering changes on the Equipment as when determined necessary or desirable by the manufacturer or Lessor, subject to Lessee’s consent. Upon termination of the Lease, Lessee, at its sole expense, shall return the Equipment to Lessor, or to such other location within the Continental U.S. designated by Lessor, in good condition and repair excepting only reasonable wear and tear, and eligible for a manufacturer's standard, full service maintenance contract. If the Equipment returned is not so eligible, Lessee shall reimburse Lessor for the cost of qualifying the Equipment for such maintenance contract eligibility. Lessee shall pack the Equipment to be so returned in accordance with the manufacturer's guidelines.

If Lessee fails to return the Equipment in accordance with the preceding paragraph upon the expiration of the Initial Term or any extension thereof, at Lessor's option, the Lease shall remain effective and shall become a month-to-month lease between the parties on the same terms and conditions and the Monthly Rental Payment then in effect shall be the rent payable during such month-to-month term under the applicable Equipment Schedule. In the event of such automatic month-to-month extension, Lessor reserves the right to terminate the Lease by 30 days' written notice to Lessee.

Lessee will provide the required suitable electric current to operate the Equipment, with all appropriate facilities as specified by the manufacturer. Lessee will grant access to the Equipment to Lessor, its designee, or the manufacturer, during normal working hours for inspection, repair, maintenance, installation or engineering changes, and for any other reasonable purpose. Lessee shall immediately notify Lessor of all details concerning any accident arising out of the alleged or apparent improper manufacture, functioning or operation of the Equipment.

10.   ALTERATION AND ATTACHMENTS:
No alterations or attachments to the Equipment shall be made without first obtaining in each instance the prior written approval of Lessor, which approval shall not unreasonably be withheld. If, after such written approval has been obtained, the alterations or attachments interfere with the normal or satisfactory maintenance, operation or insurability of the Equipment, or any part thereof, in such manner as to increase the cost of maintenance or insurance thereof, or create a safety hazard, Lessee will, upon notice from Lessor to that effect, promptly remove the alterations or attachments and restore the Equipment to its normal condition. In the case of increased cost of maintenance and insurance, or either, Lessee shall pay such increase.

11.   ASSIGNMENTS AND SECURITY INTERESTS:
Lessor may assign or transfer this Lease to an assignee or may grant a security interest in all or part of this Lease, the Equipment and/or sums payable hereunder as collateral security for any loans or advances made or to be made to Lessor by a financial institution (such assignee or financial institution, herein, the "Assignee"). Lessor shall notify Lessee of such Assignment and of the name of the Assignee no later than 3 Business Days within the effective date of such assignment. Lessee hereby consents to such assignment, transfer and/or grant of security interest. Lessee, upon receipt of notice of any such transfer, assignment, or grant to an Assignee and instructions from Lessor, shall pay all outstanding Monthly Rental Payments and all other sums when due under this Lease (hereafter, collectively, the "Payments"), to such Assignee in the manner specified in said instructions, and Lessee's obligation to make the Payments to such Assignee shall be absolute and unconditional, and Lessee will pay directly to such Assignee all Payments without regard to, and shall not assert against such Assignee any claim, defense, counterclaim, recoupment, setoff or right to cancel or terminate the Lease which Lessee may have against Lessor or any other party. Nothing in this Section shall be deemed to relieve Lessor of any of its obligations to Lessee under the Lease.

Notwithstanding any assignment, transfer or grant by Lessor, and so long as the Lessee shall not be in default hereunder, neither Lessor, nor any Assignee, shall interfere with Lessee's right of quiet enjoyment and use of the Equipment. In the event that Lessor notifies Lessee of its intention to transfer, assign, or grant a security interest in all or any part of this Lease, the Equipment and/or sums payable hereunder, Lessee agrees to execute such documents as may be reasonably necessary to secure and/or complete such transfer, assignment or grant.

12.   USE OF EQUIPMENT:
The Equipment will be kept by Lessee in its sole possession and control, will at all times be located at the location stated in the Equipment Schedule, and will not be removed therefrom, without prior written consent of Lessor, which shall not be unreasonably withheld. Lessee will keep and maintain the Equipment free and clear of all liens, charges and encumbrances (except any placed thereon by Lessor). This Lease shall be binding upon, and shall inure to, the benefit of the parties hereto and their respective successors and assigns. Lessee may not assign the Lease or any of Lessee's rights hereunder or sublease any Equipment or its use without the prior written consent of Lessor or any such assignment or sublease shall be void. Any permitted sublessee or assignee of Lessee must execute an assumption of this Lease in form and substance acceptable to Lessor, but no sublease or assignment shall relieve Lessee of any of its obligations or liabilities under this Lease. Nothing contained herein shall limit the Lessee's right to sell time on the Equipment to third parties while the Equipment is located at the location set forth in the Equipment Schedule or at such other location approved by Lessor.

Lessee agrees that all cards, tapes, disks, diskettes, supplies, and/or other input/output and storage media used to operate the Equipment shall meet the specifications of the manufacturer of the Equipment.

13.  TRANSPORTATION AND INSTALLATION:
The Equipment is to be installed at the location indicated on the Equipment Schedule.

All transportation, rigging, drayage, and any other charges for the delivery of the Equipment to Lessee's premises shall be paid by the Lessee, unless indicated otherwise on the Equipment Schedule. All installation charges shall be paid by Lessee unless indicated otherwise on the Equipment Schedule. All charges for the deinstallation shall be paid by Lessee. Transportation, rigging, and drayage from Lessee's premises at the termination of the Lease shall be arranged for by Lessor and paid by Lessee.

If Lessee’s preferred vendor quote is less than or equal to Lessor’s vendor quote for the Equipment, Lessor shall be obligated to use Lessee’s preferred vendor to procure the Equipment. Furthermore, regardless of the relative quote received from Lessor's preferred vendor, if Lessor's preferred vendor cannot supply the specified and requested Equipment, Lessee shall have the option to use a vendor of its choice.

14.   LESSOR'S REMEDIES IN THE EVENT OF DEFAULT:
In the event (a) Lessee fails to pay any Monthly Rental Payment or any other amount due to Lessor hereunder within ten (10) days after the same is due, or (b) Lessee fails to perform or observe any of its other material agreements or material obligations under this Lease for a period of ten (10) days after written notice thereof is issued by Lessor to Lessee, or (c) Lessee becomes insolvent or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors, or (d) a petition is filed by or against Lessee or any guarantor under any bankruptcy, insolvency or similar legislation, or for the appointment of a receiver or trustee for any or all of its property, or (e) any warranty, representation, statement or report made in writing by Lessee in this Lease or any document or certificate furnished in connection herewith proves to have been untrue or incorrect in any material respect, (collectively defined herein as “Events of Default”), then, only after (i) Lessee receives written notice from Lessor of Lessee’s Event of Default under items (a)-(e) and (ii) twenty (20) days to cure such said default, , Lessor may, at its option, do any or all of the following:

  (1)  In the case where such event occurs during the Initial Term of the Lease: (i) terminate Lessee's right to possession and retake possession of the Equipment and for this purpose Lessor may enter upon Lessee's premises, or such other premises where the Equipment may be kept at any time, with or without notice; (ii) sell, dispose of, hold, use or lease all or any of the Equipment as Lessor, in its sole discretion, may decide (but in no event shall Lessor be obligated so to do).

Lessee shall continue to be responsible for the Monthly Rental Payments for all Equipment for the balance of the Initial Term, and Lessor may, at its option, elect to accelerate said payments such that all of the same shall be due upon such election; provided, however, that, in the event that Lessor sells or re-leases the Equipment, Lessee's liability shall be limited as follows: (a) If the Equipment is sold: Lessee shall be responsible for the actual value to Lessor of the Lease of that Equipment, computed as of the date of sale according to the sum of the Monthly Rental Payments past due, plus the present value of the future Monthly Rental Payments for the entire balance of the Initial Term (associated with the sold Equipment) to become due, discounted at the rate of 5% per annum, LESS the net sale price of the Equipment, and "net sale price" shall mean the gross sales price less any anticipated residual value of the Equipment and all reasonable expenses of sale, including attorneys' fees incurred in connection with the disposition, advertising costs, commissions, transportation charges, installation costs and other like expenses to be included in a schedule to be provided by Lessor to Lessee at the time of such sale of Equipment. Any excess of the net sale price shall be retained by Lessor; and (b) If the Equipment is re-leased: Lessee shall be responsible for the actual value to Lessor of the Lease to Lessee of the Equipment that is re-leased, computed as of the date of re-lease according to the sum of the Monthly Rental Payments past due, plus the present value of the future Monthly Rental Payments for the entire balance of the Initial Term (associated with the re-leased Equipment) to become due under this Lease, discounted at the rate of 5% per annum, LESS an amount equal to the actual cash proceeds received by Lessor from a discounting by an Assignee of the present value of all lease payments to become due under the re-lease up to the date that the Lease to Lessee would have terminated, discounted at the rate used by such Assignee to discount such re-lease rents for Lessor, minus all reasonable costs incurred by Lessor in re-leasing, including legal fees incurred in connection with disposition, advertising costs, commissions, transportation costs, removal and installation costs and like charges to be included in a schedule to be provided by Lessor to Lessee at the time of such re-leasing of Equipment.

Lessee shall further be responsible for a service charge on all Monthly Rental Payments and all other monies due but unpaid for more than ten (10) days (including the balance of the Monthly Rental Payments for the Initial Term in the event of an acceleration thereof), equal to one and one-half percent (1-1/2%), or the highest rate permissible by law, whichever is less, on the amount thereof (exclusive of accumulated service charges), for each month or fraction thereof that said monies are past due, in addition to the amounts due and unpaid.

(2)   In the case where such event occurs after the Initial Term of the Lease: (i) terminate Lessee's right to possession and retake possession of the Equipment and, for this purpose, Lessor may enter upon Lessee's premises or such other premises where the Equipment may be kept, at any time, with or without notice, (ii) sell, dispose of, hold, use or lease all or any of the Equipment as Lessor in its sole discretion may decide, (but in no event shall Lessor be obligated so to do, nor shall Lessee be entitled to an accounting or any credit for the same), and (iii) Lessee shall have no further right to possession or any interest in the Equipment, the same reverting entirely to the Lessor.

Lessee shall be responsible for the Monthly Rental Payments for all Equipment for the two-month notice period as described in Section 3 hereof.

Lessee shall further be responsible for a late charge on all monies due but unpaid for more than ten (10) days after the due date (including the balance of the Monthly Rental Payments for the Initial Term in the event of an acceleration), of one and one-half percent (1-1/2%), or the highest rate permissible by law, whichever is less, on the amount thereof (exclusive of accumulated service charges), for each month or fraction thereof that said monies are past due.

     Lessee agrees to reimburse Lessor for all reasonable charges, costs (including, without limit, court costs), expenses and attorneys' fees incurred by Lessor :(i) in defending or protecting its interest in the Equipment, (ii) in the execution, delivery, administration, amendment and/or enforcement of this Lease or the collection of any Monthly Rental Payments under this Lease, and (iii) in any lawsuit or other legal proceeding to which this Lease gives rise, including, but not limited to, actions in tort. The rights afforded Lessor under this Section 14 shall not be deemed to be exclusive but shall be in addition to any rights or remedies provided by law.

TO INDUCE LESSOR TO ENTER INTO THIS LEASE, LESSEE WAIVES THE RIGHT TO REPUDIATE OR CANCEL THIS LEASE; THE RIGHT TO REJECT TENDER OF THE EQUIPMENT; THE RIGHT TO REVOKE ACCEPTANCE OF THE EQUIPMENT; THE RIGHT TO RECOVER DAMAGES FOR ANY BREACH OF WARRANTY OR FOR ANY OTHER REASON OR TO DEDUCT FROM ANY AMOUNTS OWING HEREUNDER ALL OR ANY PART OF THE CLAIMED DAMAGES RESULTING FROM LESSOR'S DEFAULT, IF ANY, UNDER THIS LEASE; AND SUCH OTHER RIGHTS AS MAY HAVE BEEN CONFERRED UPON LESSEE BY SECTIONS 2A-401, 2A-402, AND 2A -508 TO 522 OF THE UCC. LESSEE AGREES THAT, IN THE EVENT OF ANY CONFLICT BETWEEN ARTICLE 2A OF THE UCC AND THIS LEASE, THE TERMS AND CONDITIONS OF THIS LEASE SHALL PREVAIL.

15.   REMEDIES IN THE EVENT OF A MERGER, CONSOLIDATION OR CHANGE OF CONTROL. In the event that Lessee has terminated its corporate existence or consolidates with, or merges into, or sells or leases all or substantially all of its assets to, any individual, corporation, or other entity that results in a material adverse change in the financial condition of Lessee, Lessor may, in its sole discretion, 1) allow Lessee to prepay its obligation under the Lease by paying (a) the sum of all remaining rental payments through the end of the Lease term discounted to its present value using a discount rate equal to 6% and then purchase the equipment at FMV as provided in Section 3; or 2) honor the then existing Lease term and Equipment Schedule.

16.   LESSEE REPRESENTATIONS AND WARRANTIES. If Lessee is a corporation, limited partnership, limited liability company or other organization registered with the secretary of state or other central filing office in the state of its organization, Lessee hereby represents and warrants to Lessor as follows: (a) Lessee is a __ corporation/___ limited partnership;__ limited liability company__ _____________________,[place x by applicable entity type] duly organized and validly existing in good standing under the laws of the State of _____________________ (the "State of Organization"); (b) Lessee's state organizational identification number, as reflected on its filed articles of organization filed in the State of Organization or as otherwise assigned by the State of Organization is correctly set forth in Addendum A attached hereto and Lessee has provided to Lessor a true, complete and legible copy of such filed articles of organization, or if the State of Organization did not issue Lessee a state organizational identification number, Lessee represents and warrants to Lessor that no such number was ever issued; (c) Lessee will not change its state of organization or its state organizational identification number without the prior written consent of Lessor; (d) Lessee has full power and authority to hold property under the Lease and to enter into and perform its obligations under the Lease and this Master Lease; and (e) the execution, delivery and performance by Lessee of the Lease and this Master Lease have been duly authorized by all necessary organizational action on the part of Lessee, and are not inconsistent with Lessee's organizational documents.

17. RELEASE OF COLLATERAL:
In furtherance of the Master Lease, Lessee has pledged certain network equipment, (“Collateral Equipment”) attached hereto as Appendix A, granting Lessor a security interest in the Collateral Equipment. As Lessee satisfies payment milestones pursuant to the Monthly Rental Payments, Lessor shall release its security interest as follows: 1) upon completion of 12 Monthly Rental Payments, Lessor shall release its security interest in the equipment purchased from Servers Direct, Insight, Purcell and BCI; 2) upon completion of 18 Monthly Rental Payments, Lessor shall release its security interest in 50% of the value of the equipment purchased from SBC and the equipment purchased from Til-Tek; and 3) upon completion of 24 Monthly Rental Payments, Lessor shall release its security interest in the balance of the value of the equipment purchased from SBC and the equipment purchased from Terabeam. Lessor shall cause all necessary documents, including but not limited to UCC and other filings, to be filed to evidence the release of the security interest.

18. GENERAL:
A.   The Equipment remains the personal property of Lessor and may be removed at any time, without notice, after termination of this Lease. The Equipment is removable from and is not essential to the premiises at which the Equipment is located.

B.   At Lessor's request, Lessee shall affix to the Equipment and each unit or element thereof, in a prominent place, appropriate tags, decals, or plates stating that the Equipment is owned by Lessor, and Lessee shall not cause or permit any such tags, decals, or plates to be removed, defaced or covered in any way.

C.   It is agreed that Lessee may, with Lessor's prior written consent, which shall not be unreasonably withheld, install and operate the Equipment at other locations or sublease any or all of such Equipment to locations within the continental United States. It is understood and agreed, however, that any such action by Lessee shall be at its sole cost and expense and shall not relieve Lessee from any of its obligations under this Lease. In addition, if such relocation results in any increased costs to Lessor, of any nature whatsoever, such increased costs shall be promptly paid by Lessee to Lessor upon presentation to Lessee of evidence supporting such cost. Lessee agrees to execute any documents necessary to protect Lessor's interest in said Equipment.

D.   Each Equipment Schedule (and this Master Lease to the extent incorporated therein), shall constitute the entire agreement between Lessor and Lessee with respect to the lease of the Equipment described in each Equipment Schedule. No waiver, consent, modification or change of terms of this Lease shall bind either party, including Lessor's Assignee, unless in writing and signed by an officer of the waiving party, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

E.   Each Equipment Schedule shall be executed in counterparts. Only that counterpart of an Equipment Schedule marked "Secured Party's Original" (together with a xerox copy of this Master Lease) shall constitute "chattel paper" under the UCC and be effective to transfer Lessor's rights therein and all other counterparts of such Equipment Schedule have been marked to indicate that they are not the "Secured Party's Original."

F.   All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier, United States first class mail or certified mail (return receipt requested), postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may from time to time designate by notice duly given in accordance with this section. Notices shall be deemed received on the earlier of (i) three days after deposit, postage prepaid, in the United States mail, if sent by United States first class, certified, or registered mail; (ii) the next day after delivery to an overnight courier, expenses prepaid, or (iii) the date of actual delivery if delivered by hand.

G.   Any provision hereof prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall, at the sole option of the Lessor, be ineffective as to such jurisdiction without invalidating the remaining provisions of this Lease; provided, however, that where the provisions of any such applicable law may be waived, they are hereby waived by Lessee to the full extent permitted by law, and this shall be deemed to be a valid and binding Lease enforceable in accordance with its terms.

H.  RESERVED

I.   This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors, assigns and permitted sublessees (subject, with respect to Lessee, to the provisions of Section 12 setting forth restrictions on Lessee's ability to assign this Lease or sublease the Equipment).

J.   Lessee hereby authorizes Lessor to execute and/or file against Lessee in any public filing office deemed advisable by Lessor, any and all UCC financing statements (and amendments thereto) describing the Equipment and this Lease, and Lessee further irrevocably appoints Lessor as Lessee's attorney in fact to execute and/or file any and all such UCC financing statements (and amendments thereto) as Lessor considers advisable.

The filing of UCC Financing Statements against Lessee is precautionary and shall not be evidence that the Lease is intended as security. If for any reason the Lease is determined not to be a true lease, but a lease intended as security, Lessee hereby grants Lessor a security interest in the Equipment and the proceeds thereof, including proceeds of any re-lease, sale or other disposition of the Equipment to secure all of Lessee's obligations under the Lease. A carbon, photographic or other reproduction of this Master Lease and the applicable Equipment Schedule may be filed as a financing statement.

K.   Notwithstanding any other provisions of this Lease Agreement to the contrary, Lessee agrees, following the execution of the Lease by Lessee, to provide to Lessor at Lessor's demand, from time to time, any and all information reasonably required to establish Lessee's creditworthiness, including, but not limited to, financial statements and profit and loss statements, for the current period and for the proceeding three fiscal years. Lessor agrees that such information shall be kept confidential.

During the term of the Lease, as an additional condition of Lessee's performance, Lessee agrees to provide financial statements to Lessor within a reasonable period following the end of Lessee's fiscal year.

Lessee and Lessor do each hereby warrant and represent that their respective signatories whose signatures appear below have been and are on the date of this Lease duly authorized by all necessary and appropriate action to execute this Lease.

L.   This Lease shall be governed by the laws of the State of Minnesota (without giving effect to principles of conflicts of law thereof). Lessee hereby: (i) irrevocably submits to the jurisdiction of any state or federal court located in Dakota County, Minnesota, over any action or proceeding to enforce or defend any matter arising from or related to this Lease; (ii) irrevocably waives, to the fullest extent Lessee may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; and (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect or impair Lessor's right to serve legal process in any manner permitted by law or Lessor's right to bring any action or proceeding against Lessee or its property in the courts of any other jurisdiction.

M.   LESSEE AND LESSOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS LEASE OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Lease on the dates specified below. This Master Lease shall not become effective until accepted by Lessor, as evidenced by its signature below.

LESSEE: KeyOn Communications LLC
ACCEPTED
By: /s/ Jonathan Snyder
Date: 8/19/05
Title: Managing Member

LESSOR: Data Sales Company
By: /s/ Paul C. Breckner
Date:______________
Title: President and CEO

ADDENDUM A TO MASTER ELECTRONIC EQUIPMENT LEASE

LEASE NO. 3-9993   DATED: 08/18/05

Lessee hereby represents and warrants to Lessor as follows:

(a) Lessee is a: ☐  corporation,

           ☒  limited liability company,

           ☐   limited partnership,

             or  ☐
     duly organized and validly existing in good standing under the laws of the

     State of ____Nevada______________ (the "State of Organization")

       (b) Lessee's organizational identification is Charter # __LLC2204-2002_______,

       Federal ID # __________________or Social Security # ______________

By:________________________________________

Title:_______________________________________